EXHIBIT 10.38



                                                              January 8, 2001



Howard Socol
136 Sullivan Street Penthouse
New York, New York   10012

                     Re: Grant of Stock Option
                         ---------------------

Dear Howard:

                     On March 8, 2000, the Board of Directors of Barneys New York, Inc. (the "Company") adopted the Employee Stock Option Plan (the "Plan"). The Plan provides for the grant of options to certain key employees of the Company and its subsidiaries. A copy of the Plan is annexed hereto and shall be deemed a part hereof as if fully set forth herein. The terms defined herein shall apply for purposes of this grant instead of the meanings ascribed to such terms in the Plan.

                     Subject to approval of an amendment to the Plan by the Company stockholders to increase the number of shares that may be issued thereunder individually and in the aggregate, the Stock Option Committee of the Board of Directors hereby grants to you, as a matter of separate inducement and not in lieu of any salary or other compensation for your services, the option (the "Option") to purchase, in accordance with the terms and conditions set forth herein (incorporating provisions of your employment agreement dated January 8, 2001) and in the Plan (except as modified herein by this grant), an aggregate of 792,234 shares of Common Stock, $0.01 par value per share (the "Shares"), of the Company at a price of $9.625 per Share, such option price being determined by the Board of Directors to be equal to the fair market value of such share at the date hereof. The Option is not an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

                     Subject to the provisions set forth herein, this Option shall vest and may be exercised by you, on a cumulative basis, during a period commencing on the date of grant of this Option and terminating at the close of business on January 7, 2007 (the "Expiration Date"), as follows:

                     (a) up to 198,059 Shares of the total number of Shares subject to this Option may be purchased by you on or after January 31, 2002, provided you are employed by the Company on such date;


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                     (b) up to an additional 198,059 Shares of the total number of Shares subject to this Option may be purchased by you on or after January 31, 2003, provided you are employed by the Company on such date; and

                     (c) up to an additional 396,116 Shares of the total number of Shares subject to this Option may be purchased by you on or after January 31, 2004, provided you are employed by the Company on such date.

                     Further, this Option granted herein shall vest and may be exercised in its entirety upon your termination of employment by the Company without "cause" or your resignation for "good reason" (as such terms are defined in and in the manner provided in your employment agreement) or upon a "change in control" of the Company (as defined in your employment agreement). An additional number of Shares subject to this Option shall vest and become exercisable on the date of your death or disability in the amounts and in the manner provided in your employment agreement, which provides that such number is determined by multiplying (i) the number of Shares that would have vested at the end of the fiscal year in which your death or disability occurs by (ii) a fraction the numerator of which is the number of days in such fiscal year up to and including the date of your death or disability and the denominator of which is 365.

                     The unvested portion of this Option granted herein will automatically and without notice terminate and become null and void on the earlier of: (i) your termination of employment for cause (as such term is defined in and in the manner provided in your employment agreement), (ii) your resignation without good reason (as such term is defined in and in the manner provided in your employment agreement), (iii) your death or disability (as such term is defined in and in the manner provided in your employment agreement) or
(iv) the Expiration Date.

                     The unexercised portion of this Option granted herein will automatically and without notice terminate and become null and void on the Expiration Date. If, however, prior to the Expiration Date, your employment with the Company and any parent or subsidiary corporation terminates, the vested and unexercised portion of this Option will terminate on the applicable date as described below; provided, however, that none of the events described below shall extend the period of exercisability of this Option beyond the Expiration
Date:

                     (a) the second anniversary of the date of termination, if your employment is terminated prior to January 31, 2004, by reason of your death, disability, resignation without good reason or dismissal for cause (as such terms are defined in your employment agreement), except that your Option will be exercisable only to the extent that it would have been exercisable on the date of termination; or

                     (b) the Expiration Date, if your employment is terminated on or after January 31, 2004, or if your employment is terminated prior to January 31, 2004 other than by reason of your death, disability, resignation without good reason or dismissal for cause (as such terms are defined in your employment agreement), except that your Option will be exercisable only to the


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extent that it would have been exercisable on the date of termination.

                     In no event shall you exercise this Option for a fraction of a Share or for less than one hundred (100) Shares (unless the number purchased is the total balance for which the Option is then exercisable).

                     This Option is not transferable by you otherwise than by will or the laws of descent and distribution, and is exercisable, during your lifetime, only by you. This Option may not be assigned, transferred (except by will or the laws of descent and distribution), pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar proceeding. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Option contrary to the provisions hereof, and the levy of any attachment or similar proceeding upon the Option, shall be null and void and without effect.

                     Any exercise of this Option shall be in writing addressed to the Secretary of the Company at the principal place of business of the Company, shall be substantially in the form attached hereto and shall be accompanied by a certified or bank cashier's check to the order of the Company in the full amount of the purchase price of the Shares so purchased.

                     If the Company, in its sole discretion shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing the Shares purchased pursuant to the exercise of this Option shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or in respect of such laws.

                     Subject to any rights you may have under your employment agreement, you hereby covenant and agree with the Company that if, at the time of exercise of this Option, there does not exist a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement shall have become effective and shall include a prospectus which is current with respect to the Shares subject to this Option
(i) that you are purchasing the Shares for your own account and not with a view to the resale or distribution thereof and (ii) that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, you shall, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption.

                     You further agree not to sell or otherwise dispose of the Shares acquired pursuant to this Option for a period of six (6) months following the date of grant of this Option.


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                     The Company may withhold from sums due or to become due to you from the Company an amount necessary to satisfy its obligation to withhold taxes incurred by reason of the exercise of this Option, or may require you to reimburse the Company in such amount. The Company may hold the stock certificate to which you are entitled upon the exercise of this Option as security for the payment of withholding tax liability, until cash sufficient to pay such liability has been accumulated.

                     Please indicate your acceptance of all the terms and conditions of this Option and the Plan by signing and returning a copy of this letter.

                                         Very truly yours,

                                         BARNEYS NEW YORK, INC.

                                         By: /s/ MARC H. PERLOWITZ
                                             ---------------------------------
                                             Name: Marc H. Perlowitz
                                             Title: Executive Vice President

ACCEPTED:

/s/ HOWARD SOCOL
--------------------------------
Howard Socol

Date:  January 8, 2001









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